Exhibit 99.1

Emulex Investor Contact:	Endace Press/Investor Contact:
Frank Yoshino	Tim Nichols
Vice President, Finance	Vice President, Corporate Marketing
+1 714 885-3697	+1 408 220-6149
frank.yoshino@emulex.com	tim.nichols@endace.com

Emulex Press Contact:
Katherine Lane
Director, Corporate Communications
+1 714 885-3828 katherine.lane@emulex.com

EMULEX ANNOUNCES INTENT TO ACQUIRE ENDACE

Entering Network Performance Management Space Doubles Emulex’s Total Addressable Market

COSTA MESA, Calif. and SUNNYVALE, Calif., December 5, 2012 – Emulex Corporation (NYSE:ELX), the leading provider of converged networking solutions, and Endace Limited (LSE:EDA), a leading supplier of network visibility infrastructure products, announced today that Emulex has issued a Takeover Notice, under the terms of the New Zealand Takeovers Code, pursuant to which Emulex will make an offer to acquire all of the outstanding equity interests in Endace in an all cash transaction. Endace is a network performance management company that provides network monitoring appliances, network analytics software and ultra-high speed network access switching with 100 percent accuracy.

Pursuant to the Takeover Notice, Emulex intends to make a cash offer for 500 pence per share. Using the current exchange rate of 1.61 USD to the pound Sterling, this represents a transaction value of approximately $130 million. The Independent Directors of Endace have commissioned the firm of Grant Samuel in Auckland to provide an independent adviser’s report, as required by the New Zealand Takeovers Code. The Independent Directors unanimously support the Offer and, subject to the Offer price being within or above the valuation range of Grant Samuel’s report, recommend that Endace shareholders accept the Offer. Emulex has entered into lock-up agreements with certain Directors of Endace, including the Chairman and co-founder Dr. Ian Graham. Emulex has also received commitment letters from two other Directors who are shareholders, as well as receiving expressions of support from another founder of the business, Selwyn Pellett. In addition, preliminary conversations with certain institutional shareholders of Endace have indicated general support for the proposed transaction.

“This acquisition provides Emulex with a strategic entry point into the network performance management space at a disruptive point in time, as speeds move to 10Gb, making network visibility from end-to-end a critical requirement in a converged network environment,” said Jim McCluney, chief executive officer (CEO), Emulex. “Acquiring Endace aligns with our software-defined convergence strategy, doubles our total addressable market and places Emulex in another high-margin, high-growth market. Excluding transaction related expenses, we expect the acquisition to be neutral to our non-GAAP earnings per share for fiscal 2013 and accretive at the beginning of fiscal 2014.”

The combination of Emulex’s software-defined convergence architecture and Endace’s network visibility infrastructure will provide organizations with new and innovative ways to solve the challenges of network complexity and ensure application-level performance at speeds of 10Gb and beyond. Endace’s ability to record, visualize and monitor network traffic provides customers with the ability to dynamically optimize application delivery across the infrastructure. By combining Emulex’s network convergence adapters and Endace’s network visibility capabilities, Emulex will be the only company that can provide true end-to-end application visibility, optimization and acceleration.

“The Endace team is excited to be joining forces with Emulex. Our companies share a common vision and have a strong cultural affinity. Together, we will create a new generation of network visibility solutions and take them to a global market,” said Mike Riley, CEO, Endace. “The combined strengths of Emulex and Endace will provide our customers with industry-leading solutions to connect, monitor and manage high-performance networks in the world’s most demanding data center environments.”

The transaction is expected to be completed in the March quarter, subject to certain closing conditions, including the acceptance of the offer by the holders of 90 percent of the outstanding shares of Endace. Emulex expects to provide more detailed pro-forma guidance upon the closing of the acquisition. Emulex also affirmed guidance for its second fiscal quarter ending December 30, 2012 that was previously issued and detailed in a press release on October 25, 2012.

Conference Call and Webcast Information

Emulex and Endace will host a conference call and webcast today at 2:00 p.m. PST (11:00 a.m. NZDT on December 6) to discuss the acquisition in detail. Emulex CEO Jim McCluney, Endace CEO Mike Riley, Emulex President and COO Jeff Benck, and Emulex Executive Vice President and CFO Mike Rockenbach will host the call.

The conference call will also be available through live and archived webcast at www.emulex.com and www.endace.com.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel Host Bus Adapters, 10Gb Ethernet Network Interface Cards, Ethernet-based Converged Network Adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif. and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

About Endace

Endace provides world-leading network visibility infrastructure, which is trusted by some of the world’s largest organizations to accelerate their response to network and security problems.

Endace Intelligent Network Recorders guarantee to capture, index and record 100-percent of network traffic while scaling from 1 Gbps to 100 Gbps. EndaceVision is Endace’s proprietary web-based application that enables engineers to visualize, search and retrieve network traffic from any Endace Recorder anywhere across the network.

Endace’s marketing headquarters are in Sunnyvale, California. R&D is in Auckland, New Zealand. Sales offices across the US, in Reading, UK and Sydney, Australia provide support for customers.

Quoted on London’s AIM, the stock code is LSE: EDA.L

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“Safe Harbor” Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that the proposed acquisition of Endace Limited (Endace) is not completed on a timely basis or at all, the effects of the proposed acquisition of Endace, including our ability to realize the anticipated benefits of the potential acquisition of Endace on a timely basis or at all, and our ability to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current weakness in domestic and worldwide macro-economic conditions and related disruptions in world credit and equity markets that are creating economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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